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                                                                    EXHIBIT 10.2

                           NEW REVOLVING CREDIT NOTE

                                                            639864/33540
$5,000,000.00                                                 Irvine, California
                                                                   April 1, 2001

For Value Received, the undersigned, SRS Labs, Inc., a Delaware corporation ("Borrower"), promises to pay on the Termination Date to the order of City National Bank, a national banking association ("CNB"), at its Office located at 100 Pacifica, Suite 100, Irvine, California 92714-9037, the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each Revolving Credit Loan from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, at the rates, times and in accordance with the terms of that certain Credit Agreement between Borrower and CNB, dated as of July 6, 1999, as may be amended from time to time (the "Credit Agreement"). Capitalized terms not defined herein shall have the meanings given them in that certain Credit Agreement.

     All or any portion of the principal of this New Revolving Credit Note ("Note") may be borrowed, repaid and reborrowed from time to time prior to the Termination Date, provided at the time of any borrowing no default exists under this Note and no Event of Default or Potential Event of Default exists under the terms and conditions of the Credit Agreement and provided, further that the total borrowings outstanding at any one time shall not exceed the $5,000,000.00. Each borrowing and repayment of a Revolving Credit Loan shall be noted in the books and records of CNB. The excess of borrowings over repayments as noted on such books and records shall constitute presumptive evidence of the principal balance due hereon from time to time and at any time.

     Interest is payable monthly on the first day of each and every month commencing May 1, 2001.

     If payment on this Note becomes due and payable on a non-business day, the maturity thereof shall be extended to the next business day and, with respect to payments of principal or interest thereon shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Note and reasonable attorneys' fees (including attorneys'' fees allocable to CNB's in-house counsel) in connection therewith, irrespective of whether suit is brought thereon.

     This is the Revolving Credit Note referred to in the Credit Agreement and is entitled to the benefits thereof.

     Upon CNB's written notice to Borrower of the occurrence of an Event of Default, the outstanding principal balance (and interest, to the extent permitted by law) shall bear additional interest from the date of such notice at the rate of Five Percent (5.0%) per annum higher than the interest rate as determined and computed above, [provided, however, for the purposes hereof, a LIBOR Loan shall be treated as a Prime Loan upon the termination of the Interest Period,] and continuing thereafter until the Event of Default is cured.

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     This Note shall be governed by the laws of the State of California. If this
Note is executed by more than one Borrower, all obligations are joint and several.

                                      "Borrower"

                                      SRS Labs, Inc., a Delaware corporation

                                   By: /s/ Thomas C.K. Yuen
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                                      Thomas C.K. Yuen, Chief Executive Officer

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